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                                   EXHIBIT 5.1

April 8, 2005


Markland Technologies, Inc.
54  Danbury Road, #207
Ridgefield, CT  06887

Ladies and Gentlemen:

      We are furnishing this opinion of counsel to Markland Technologies, Inc., a Florida corporation (the "Company"), for filing as Exhibit 5.1 to the Registration Statement on Form SB-2, filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 on March 17, 2005 and amended on April 8, 2005, (the "Registration Statement") relating to the proposed public offering by security holders of the Company of 16,758,690 shares of the Company's common stock, $.0001 par value per share (the Shares").

      In arriving at the opinions expressed below, we have examined and relied on the following documents: (a) the Articles of Incorporation of the Company, as amended; (b) the Bylaws of the Company; (c) the Registration Statement; and (d) the records of meetings and consents of the Board of Directors and stockholders of the Company provided to us by the Company. In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

      Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that when the Registration Statement shall have become effective, (a) with respect to those Shares that are currently outstanding, when sold, they will be validly and legally issued, fully paid and nonassessable, and (b) with respect to those Shares that have not yet been issued, when such shares are issued and sold, they will be validly and legally issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus forming part of the Registration Statement.

                                               Very truly yours,

                                               FOLEY HOAG LLP


                                        BY:/s/ David A. Broadwin
                                        ------------------------
                                        David A. Broadwin
                                        A Partner